Exhibit 99.1
EXECUTION COPY

STORM RECOVERY PROPERTY SERVICING AGREEMENT

by and between

ENTERGY ARKANSAS RESTORATION FUNDING, LLC,

Issuer

and

ENTERGY ARKANSAS, INC.,

Servicer

Dated as of August 18, 2010

This STORM RECOVERY PROPERTY SERVICING AGREEMENT (this “Agreement”), dated as of August 18, 2010, is between ENTERGY ARKANSAS RESTORATION FUNDING, LLC, a Delaware limited liability company, as issuer (the “Issuer”), and ENTERGY ARKANSAS, INC. (“EAI”), an Arkansas corporation, as servicer (the “Servicer”).

RECITALS

WHEREAS, pursuant to the Securitization Act and the Financing Order, EAI, in its capacity as seller (the “Seller”), and the Issuer are concurrently entering into the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing certain Storm Recovery Property created pursuant to the Securitization Act and the Financing Order described therein;

WHEREAS, in connection with its ownership of the Storm Recovery Property and in order to collect the associated Storm Recovery Charges, the Issuer desires to engage the Servicer to carry out the functions described herein (such functions or similar functions currently performed by the Servicer for itself with respect to its own charges to its Customers) and the Servicer desires to be so engaged;

WHEREAS, the Issuer desires to engage the Servicer to act on its behalf in filing True-Up Adjustments from the APSC and the Servicer desires to be so engaged; and

WHEREAS, the SRC Payments initially will be commingled with other funds collected by the Servicer.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in that certain Indenture (including Appendix A thereto) dated as of the date hereof between the Issuer and The Bank of New York Mellon, a New York banking corporation, in its capacity as the indenture trustee (the “Indenture Trustee”) and in its separate capacity as a securities intermediary (the “Securities Intermediary”), as the same may be amended, restated, supplemented or otherwise modified from time to time.

(b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) The words “hereof,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule, Exhibit, Annex and Attachment references contained in this Agreement are references to Sections, Schedules, Exhibits, Annexes and Attachments in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(d) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(e) Non-capitalized terms used herein which are defined in the Securitization Act shall, as the context requires, have the meanings assigned to such terms in the Securitization Act, but without giving effect to amendments to the Securitization Act after the date hereof which have a material adverse effect on the Issuer or the Holders.

ARTICLE II

APPOINTMENT AND AUTHORIZATION

SECTION 2.01. Appointment of Servicer; Acceptance of Appointment

.  The Issuer hereby appoints the Servicer, and the Servicer hereby accepts such appointment, to perform the Servicer’s obligations pursuant to this Agreement on behalf of and for the benefit of the Issuer or any assignee thereof in accordance with the terms of this Agreement and applicable law.  This appointment and the Servicer’s acceptance thereof may not be revoked except in accordance with the express terms of this Agreement.

SECTION 2.02. Authorization

.  With respect to all or any portion of the Storm Recovery Property, the Servicer shall be, and hereby is, authorized and empowered by the Issuer to (a) execute and deliver, on behalf of itself and/or the Issuer, as the case may be, any and all instruments, documents or notices, and (b) on behalf of itself and/or the Issuer, as the case may be, make any filing and participate in proceedings of any kind with any Governmental Authority, including with the APSC.  The Issuer shall execute and deliver to the Servicer such documents as have been prepared by the Servicer for execution by the Issuer and shall furnish the Servicer with such other documents as may be in the Issuer’s possession, in each case as the Servicer may determine to be necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder.  Upon the Servicer’s written request, the Issuer shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its duties hereunder.

SECTION 2.03. Dominion and Control Over the Storm Recovery Property

.  Notwithstanding any other provision herein, the Issuer shall have dominion and control over the Storm Recovery Property, and the Servicer, in accordance with the terms hereof, is acting solely as the servicing agent and custodian for the Issuer with respect to the Storm Recovery Property and the Storm Recovery Property Records.  The Servicer shall not take any action that is not authorized by this Agreement, that would contravene the Securitization Act, the APSC Regulations or the Financing Order, that is not consistent with its customary procedures and practices, or that shall impair the rights of the Issuer in the Storm Recovery Property, in each case unless such action is required by applicable law or court or regulatory order.

ARTICLE III
ROLE OF SERVICER

SECTION 3.01. Duties of Servicer

.  The Servicer, as agent for the Issuer, shall have the following duties:

(a) Duties of Servicer Generally.  The Servicer’s duties in general shall include management, servicing and administration of the Storm Recovery Property; obtaining meter reads, calculating usage, billing, collections and posting of all payments in respect of the Storm Recovery Property; responding to inquiries by Customers, the APSC, or any other Governmental Authority with respect to the Storm Recovery Property; delivering Bills to Customers; investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the Issuer), processing and depositing collections and making periodic remittances; furnishing periodic reports to the Issuer, the Indenture Trustee and the Rating Agencies; making all filings with the APSC and taking such other action as may be necessary to perfect the Issuer’s ownership interests in and the Indenture Trustee’s first priority Lien on the Storm Recovery Property; making all filings and taking such other action as may be necessary to perfect and maintain the perfection and priority of the Indenture Trustee’s Lien on all Storm Recovery Bond Collateral; selling as the agent for the Issuer as its interests may appear defaulted or written off accounts in accordance with the Servicer’s usual and customary practices; taking all necessary action in connection with True-Up Adjustments as set forth herein; and performing such other duties as may be specified under the Financing Order to be performed by it.  Anything to the contrary notwithstanding, the duties of the Servicer set forth in this Agreement shall be qualified in their entirety by any APSC Regulations, the Financing Order, and the federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed.  Without limiting the generality of this Section 3.01(a), in furtherance of the foregoing, the Servicer hereby agrees that it shall also have, and shall comply with, the duties and responsibilities relating to data acquisition, usage and bill calculation, billing, customer service functions, collections, payment processing and remittance set forth in Annex I hereto, as it may be amended from time to time.  For the avoidance of doubt, the term “usage” when used herein refers to both kilowatt hour consumption and kilowatt demand.

(b) Reporting Functions.

(i) Monthly Servicer’s Certificate.  On or before the twenty-fifth calendar day of each month (or if such day is not a Servicer Business Day, on the immediately preceding Servicer Business Day), the Servicer shall prepare and deliver to the Issuer, the APSC, the Indenture Trustee and the Rating Agencies a written report substantially in the form of Exhibit A hereto (a “Monthly Servicer’s Certificate”) setting forth certain information relating to SRC Remittances remitted by the Servicer during the month ending immediately preceding such date; provided, however, that for any month in which the Servicer is required to deliver a  Semi-Annual Servicer’s Certificate pursuant to Section 4.01(c)(ii), the Servicer shall prepare and deliver the Monthly Servicer’s Certificate no later than the date of delivery of such Semi-Annual Servicer’s Certificate.

(ii) Notification of Laws and Regulations.  The Servicer shall immediately notify the Issuer, the Indenture Trustee and the Rating Agencies in writing of any Requirements of Law or APSC Regulations hereafter promulgated that have a material adverse effect on the Servicer’s ability to perform its duties under this Agreement.

(iii) Other Information.  Upon the reasonable request of the Issuer, the Indenture Trustee or any Rating Agency, the Servicer shall provide to the Issuer, the Indenture Trustee or such Rating Agency, as the case may be, any public financial information in respect of the Servicer, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to the Servicer, as may be reasonably necessary and permitted by law to enable the Issuer, the Indenture Trustee or the Rating Agencies to monitor the performance by the Servicer hereunder.  In addition, so long as any of the Storm Recovery Bonds are outstanding, the Servicer shall provide the Issuer and the Indenture Trustee, within a reasonable time after written request therefor, any information available to the Servicer or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges applicable to each SRC Customer Class.

(iv) Preparation of Reports.  The Servicer shall prepare and deliver such additional reports as required under this Agreement, including a copy of each Semi-Annual Servicer’s Certificate described in Section 4.01(c)(ii), the annual Servicer’s Regulation AB Compliance Certificate and Certificate of Compliance described in Section 3.03, and the Annual Accountant’s Report described in Section 3.04.  In addition, the Servicer shall prepare, procure, deliver and/or file, or cause to be prepared, procured, delivered or filed, any reports, attestations, exhibits, certificates or other documents required to be delivered or filed with the SEC (and/or any other Governmental Authority) by the Issuer or the Sponsor under the federal securities or other applicable laws or in accordance with the Basic Documents, including, but without limiting the generality of foregoing, filing with the SEC, if applicable and required by applicable law, a copy or copies of (i) the Monthly Servicer’s Certificates described in Section 3.01(b) (under Form 10-D or any other applicable form), (ii) the Semi-Annual Servicer’s Certificates described in Section 4.01(c)(ii) (under Form 10-D or any other applicable form), (iii) the annual statements of compliance, attestation reports and other certificates described in Section 3.03, and (iv) the Annual Accountant’s Report (and any attestation required under Regulation AB) described in Section 3.04.  In addition, the appropriate officer or officers of the Servicer shall (in its separate capacity as Servicer) sign the Sponsor’s annual report on Form 10-K (and any other applicable SEC or other reports, attestations, certifications and other documents), to the extent that the Servicer’s signature is required by, and consistent with, the federal securities laws and/or any other applicable law.

(c) Opinions of Counsel.  The Servicer shall deliver to the Issuer and the Indenture Trustee:

(i) upon execution and delivery of this Agreement and the Sale Agreement or of any amendment hereto or thereto, an Opinion of Counsel from Independent counsel of the Issuer either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the APSC and the Arkansas Secretary of State and all filings pursuant to the UCC, that are necessary under the UCC and the Securitization Act to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Storm Recovery Property have been authorized, executed and filed, and reciting the details of such filings, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens; and

(ii) within ninety (90) days after the beginning of each calendar year beginning with the first calendar year beginning more than three (3) months after the date hereof, an Opinion of Counsel from Independent counsel of the Issuer, dated as of a date during such ninety (90)-day period, either (A) to the effect that, in the opinion of such counsel, all filings, including filings with the APSC and the Arkansas Secretary of State and all filings pursuant to the UCC, have been executed and filed that are necessary under the UCC and the Securitization Act to fully preserve, protect and perfect the Liens of the Indenture Trustee in the Storm Recovery Property, and reciting the details of such filings, or (B) to the effect that, in the opinion of such counsel, no such action shall be necessary to preserve, protect and perfect such Liens.

Each Opinion of Counsel referred to in clause (i) or (ii) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve, protect and continue the perfection of such interest or Lien.  The costs of such opinions shall be payable from SRC Remittances as an Operating Expense in accordance with the Indenture (and shall not be deemed to constitute a portion of the Servicing Fee).

SECTION 3.02. Servicing and Maintenance Standards

.  On behalf of the Issuer, the Servicer shall (a) manage, service, administer and make collections in respect of the Storm Recovery Property with reasonable care and in material compliance with applicable Requirements of Law, including all applicable APSC Regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to similar assets for its own account and, if applicable, for others; (b) follow customary standards, policies and procedures for the industry in Arkansas in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Storm Recovery Property and to bill and collect the Storm Recovery Charges; (d) comply with all Requirements of Law, including all applicable APSC Regulations and guidelines, applicable to and binding on it relating to the Storm Recovery Property; (e) file all APSC financing statements described in the Securitization Act and file and maintain the effectiveness of UCC financing statements with respect to the property transferred from time to time under the Sale Agreement, and (f) take such other action on behalf of the Issuer to ensure that the Lien of the Indenture Trustee on the Storm Recovery Bond Collateral remains perfected and of first priority.  The Servicer shall follow such customary and usual practices and procedures as it shall deem necessary or advisable in its servicing of all or any portion of the Storm Recovery Property, which, in the Servicer’s judgment, may include the taking of legal action, at the Issuer’s expense but subject to the priority of payments set forth in Section 8.02(e) of the Indenture.

SECTION 3.03. Annual Reports on Compliance with Regulation AB.

(a) The Servicer shall deliver to the Issuer, the APSC, the Indenture Trustee and the Rating Agencies, on or before the earlier of (a) March 31 of each year, beginning March 31, 2011, or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, certificates from a Responsible Officer of the Servicer (i) containing, and certifying as to, the statements of compliance required by Item 1123 (or any successor or similar items or rule) of Regulation AB, as then in effect and (ii) containing, and certifying as to, the statements and assessment of compliance required by Item 1122(a) (or any successor or similar items or rule) of Regulation AB, as then in effect.  These certificates may be in the form of, or shall include the forms attached hereto as Exhibit C-1 and Exhibit C-2 hereto, with, in the case of Exhibit C-1, such changes as may be required to conform to applicable securities laws.

(b) The Servicer shall use commercially reasonable efforts to obtain from each other party, if any, participating in the servicing function any additional certifications as to the statements and assessment required under Item 1122 or Item 1123 of Regulation AB to the extent required in connection with the filing of the annual report on Form 10-K; provided, however, that a failure to obtain such certifications shall not be a breach of the Servicer’s duties hereunder.  The parties acknowledge that the Indenture Trustee’s certifications shall be limited to the Item 1122 certifications described in Exhibit E of the Indenture.

(c) The initial Servicer, in its capacity as Sponsor, shall file with or furnish to the SEC, in periodic reports and other reports as are required from time to time under Section 13 or Section 15(d) of the Exchange Act (to the extent permitted by and consistent with the Sponsor’s obligations under applicable law), the information described in Section 3.07(g) of the Indenture with respect to the Outstanding Storm Recovery Bonds to the extent such information is reasonably available to the Sponsor.

(d) Nothing herein shall preclude the initial Servicer, in its capacity as Sponsor, from voluntarily suspending or terminating its filing obligations as Sponsor with the SEC to the extent permitted by applicable law.

SECTION 3.04. Annual Report by Independent Registered Public Accountants.

(a) The Servicer shall cause a firm of Independent registered public accountants (which may provide other services to the Servicer or the Seller) to prepare annually, and the Servicer shall deliver annually to the Issuer, the APSC, the Indenture Trustee and the Rating Agencies on or before the earlier of (a) March 31 of each year, beginning March 31, 2011 or (b) with respect to each calendar year during which the Sponsor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations thereunder, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rule and regulations thereunder, a report addressed to the Servicer (the “Annual Accountant’s Report”) to the effect that such firm has performed certain procedures, agreed between the Servicer and such accountants, in connection with the Servicer’s compliance with its obligations under this Agreement during the preceding twelve (12) months ended December 31 (or, in the case of the first Annual Accountant’s Report to be delivered on or before March 31, 2011, the period of time from the date of this Agreement until December 31, 2010), identifying the results of such procedures and including any exceptions noted.  In the event that the accounting firm providing such report requires the Indenture Trustee to agree or consent to the procedures performed by such firm, the Issuer shall direct the Indenture Trustee in writing to so agree; it being understood and agreed that the Indenture Trustee will deliver such letter of agreement or consent in conclusive reliance upon the direction of the Issuer, and the Indenture Trustee will not make any independent inquiry or investigation as to, and shall have no obligation or liability in respect of the sufficiency, validity or correctness of such procedures.

(b) The Annual Accountant’s Report shall also indicate that the accounting firm providing such report is independent of the Servicer in accordance with the Rules of the Public Company Accounting Oversight Board, and, if required by applicable law, shall include the attestation report required under Item 1122(b) of Regulation AB (or any successor or similar items or rule), as then in effect.

(c) The costs of the Annual Accountant’s Report shall be payable from SRC Remittances as an Operating Expense in accordance with the Indenture (and shall not be deemed to constitute a portion of the Servicing Fee).

ARTICLE IV

SERVICES RELATED TO TRUE-UP ADJUSTMENTS

SECTION 4.01. True-Up Adjustments

.  From time to time, until the Retirement of the Storm Recovery Bonds, the Servicer shall file for True-Up Adjustments by submitting to the APSC a True-Up Request Letter substantially in the form of Annex II hereto and shall take all other reasonable action to obtain and implement such True-Up Adjustments, all in accordance with the following:

(a) Semi-Annual True-Up Adjustments and Filings

.  Semi-annually, no later than fifteen (15) days prior to the end of the fifth month preceding the month during which the next Payment Date occurs, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Storm Recovery Charges, including projected electricity usage and write-offs during the current remaining period prior to such Payment Date and prior to the next succeeding Payment Date for each SRC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period; (B) determine the Periodic Payment Requirement and the Periodic Billing Requirement for such Payment Date and the next succeeding Payment Date based on such updated data and assumptions; (C) determine the Storm Recovery Charges to be allocated to each SRC Customer Class for such Payment Date and the next succeeding Payment Date based on the related Periodic Payment Requirement and the terms of the Financing Order and the Tariff filed pursuant thereto and in doing so the Servicer shall use the Periodic Billing Requirement Allocation Factors approved in the Financing Order to allocate the Storm Recovery Charges; (D) file a True-Up Request Letter with the APSC to implement the True-Up Adjustments; (E) take all necessary actions and make all reasonable efforts to effect and implement such True-Up Adjustment; and (F) take such reasonable action to enforce the provisions of the Securitization Act and the Financing Order. The Servicer shall implement the revised Storm Recovery Charges, if any, resulting from such True-Up Adjustment as of the first billing day of the fourth month preceding the month when the next Payment Date occurs .

(b) Quarterly True-Up Adjustments and Filings

.  To the extent any Storm Recovery Bonds remain outstanding after the Scheduled Final Payment Date, the Servicer will prepare quarterly True-up Adjustments and filings.  In such case, no later than fifteen (15) days prior to the end of the fifth month and the second month preceding the month during which the next Payment Date occurs, the Servicer shall: (A) update the data and assumptions underlying the calculation of the Storm Recovery Charges, including projected electricity usage and write-offs during the current remaining period prior to the next Payment Date for each SRC Customer Class and including interest and estimated expenses and fees of the Issuer to be paid during such period; (B) determine the Periodic Payment Requirement and the Periodic Billing Requirement for such Payment Date based on such updated data and assumptions; (C) determine the Storm Recovery Charges to be allocated to each SRC Customer Class for such Payment Date based on the related Periodic Payment Requirement and the terms of the Financing Order and the Tariff filed pursuant thereto and in doing so the Servicer shall use the Periodic Billing Requirement Allocation Factors approved in the Financing Order to allocate the Storm Recovery Charges; (D) file a True-Up Request Letter with the APSC to implement the True-Up Adjustments; (E) take all necessary actions and make all reasonable efforts to effect and implement such True-Up Adjustments; and (F) take such reasonable action to enforce the provisions of the Securitization Act and the Financing Order. The Servicer shall implement the revised Storm Recovery Charges, if any, resulting from such quarterly True-Up Adjustment as of the first billing day of the fourth month preceding the month when the next Payment Date occurs and as of the first billing day of the month preceding the month during which such Payment Date occurs.

(c) Reports.

(i) Notification of True-Up Adjustments Filings.  Whenever the Servicer files a True-Up Request Letter with the APSC, the Servicer shall send a copy of such True-Up Request Letter (together with a copy of all notices and documents which, in the Servicer’s reasonable judgment, are material to the True-Up Adjustment effected by such True-Up Request Letter) to the Issuer, the Indenture Trustee and the Rating Agencies concurrently therewith.  If, for any reason any revised Storm Recovery Charges are not implemented and effective on the applicable date set forth herein, the Servicer shall notify the Issuer, the Indenture Trustee and each Rating Agency by the end of the second Servicer Business Day after such applicable date.

(ii) Semi-Annual Servicer’s Certificate.  Not later than five (5) Servicer Business Days prior to each Payment Date or Special Payment Date, the Servicer shall deliver a written report for the Storm Recovery Bonds, substantially in the form of Exhibit B hereto (the “Semi-Annual Servicer’s Certificate”) to the Issuer, the APSC, the Indenture Trustee and the Rating Agencies which shall include all of the following information (to the extent applicable and including any other information so specified in the Series Supplement) as to the Storm Recovery Bonds with respect to such Payment Date or Special Payment Date or the period since the previous Payment Date, as applicable:

(a) the amount of the payment to Holders allocable to principal, if any;

(b)	the amount of the payment to Holders allocable to interest;

(c)	the aggregate Outstanding Amount of such Storm Recovery Bonds, before and after giving effect to any payments allocated to principal reported under clause (a) above;

(d)	the difference, if any, between the amount specified in clause (c) above and the Outstanding Amount specified in the Expected Amortization Schedule;

(e)	any other transfers and payments to be made on such Payment Date or Special Payment Date, including amounts paid to the Indenture Trustee and to the Servicer; and

(f)	the amounts on deposit in the Capital Subaccount and the Excess Funds Subaccount, after giving effect to the foregoing payments.

(iii) Reports to Customers.

(A) After each revised Storm Recovery Charge has gone into effect pursuant to a True-Up Adjustment, the Servicer shall, to the extent and in the manner and time frame required by applicable APSC Regulations, if any, cause to be prepared and delivered to Customers any required notices announcing such revised Storm Recovery Charges.

(B) The Servicer shall comply with the requirements of the Financing Order and Tariff with respect to the identification of Storm Recovery Charges on Bills.  In addition, at least once each year, the Servicer shall (to the extent that it does not separately identify the Storm Recovery Charges as being owned by the Issuer in the Bills regularly sent to Customers) cause to be prepared and delivered to such Customers a notice stating, in effect, that the Storm Recovery Property and the Storm Recovery Charges are owned by the Issuer and not the Seller.  Such notice shall be included either as an insert to or in the text of the Bills delivered to such Customers or shall be delivered to Customers by electronic means or such other means as the Servicer may from time to time use to communicate with its respective Customers.

(C) The Servicer shall pay from its own funds all costs of preparation and delivery incurred in connection with clauses (A) and (B) above, including printing and postage costs as the same may increase or decrease from time to time.

SECTION 4.02. Limitation of Liability

.  (a) The Issuer and the Servicer expressly agree and acknowledge that:

(i) In connection with any True-Up Adjustment, the Servicer is acting solely in its capacity as the servicing agent hereunder.

(ii) Neither the Servicer nor the Issuer nor the Indenture Trustee is responsible in any manner for, and shall have no liability whatsoever as a result of, any action, decision, ruling or other determination made or not made, or any delay (other than any delay resulting from the Servicer’s failure to make any filings required by Section 4.01 in a timely and correct manner or any breach by the Servicer of its duties under this Agreement that adversely affects the Storm Recovery Property or the True-Up Adjustments), by the APSC in any way related to the Storm Recovery Property or in connection with any True-Up Adjustment, the subject of any filings under Section 4.01, any proposed True-Up Adjustment, or the approval of any revised Storm Recovery Charges and the scheduled adjustments thereto.

(iii) Except to the extent that the Servicer is liable under Section 6.02, the Servicer shall have no liability whatsoever relating to the calculation of any revised Storm Recovery Charges and the scheduled adjustments thereto, including as a result of any inaccuracy of any of the assumptions made in such calculation regarding expected energy usage, write-offs and estimated expenses and fees of the Issuer, so long as the Servicer has acted in good faith and has not acted in a negligent manner in connection therewith, nor shall the Servicer have any liability whatsoever as a result of any Person, including the Holders, not receiving any payment, amount or return anticipated or expected or in respect of any Storm Recovery Bond generally.

(b) Notwithstanding the foregoing, this Section 4.02 shall not relieve the Servicer of liability for any misrepresentation by the Servicer under Section 6.01 or for any breach by the Servicer of its other obligations under this Agreement.

ARTICLE V

THE STORM RECOVERY PROPERTY

SECTION 5.01. Custody of Storm Recovery Property Records

.  To assure uniform quality in servicing the Storm Recovery Property and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Issuer as custodian of any and all documents and records that the Seller shall keep on file, in accordance with its customary procedures, relating to the Storm Recovery Property, including copies of the Financing Order, Issuance Report Letters, the Tariff and all True-Up Request Letters and other documents filed with the APSC in connection with any True-Up Adjustment and computational records relating thereto (collectively, the “Storm Recovery Property Records”), which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer with respect to all Storm Recovery Property.

SECTION 5.02. Duties of Servicer as Custodian.

(a) Safekeeping.  The Servicer shall hold the Storm Recovery Property Records on behalf of the Issuer and maintain such accurate and complete accounts, records and computer systems pertaining to the Storm Recovery Property Records as shall enable the Issuer and the Indenture Trustee, as applicable, to comply with this Agreement, the Sale Agreement and the Indenture.  In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of care and diligence that the Servicer exercises with respect to comparable assets that the Servicer services for itself or, if applicable, for others.  The Servicer shall promptly report to the Issuer, the Indenture Trustee and the Rating Agencies any failure on its part to hold the Storm Recovery Property Records and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure.  Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer or the Indenture Trustee of the Storm Recovery Property Records.  The Servicer’s duties to hold the Storm Recovery Property Records set forth in this Section 5.02, to the extent such Storm Recovery Property Records have not been previously transferred to a successor Servicer pursuant to Article VII, shall terminate one year and one day after the earlier of the date on which (i) the Servicer is succeeded by a successor Servicer in accordance with Article VII and (ii) no Storm Recovery Bonds are Outstanding.

(b) Maintenance of and Access to Records.  The Servicer shall maintain the Storm Recovery Property Records at the address set forth in Section 8.03(a), or at such other office as shall be specified to the Issuer and the Indenture Trustee by written notice at least thirty (30) days prior to any change in location.  The Servicer shall make available for inspection, audit and copying to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors the Storm Recovery Property Records at such times during normal business hours as the Issuer or the Indenture Trustee shall reasonably request and which do not unreasonably interfere with the Servicer’s normal operations.  Nothing in this Section 5.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any APSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(b).

(c) Release of Documents.  Upon instruction from the Indenture Trustee in accordance with the Indenture, the Servicer shall release any Storm Recovery Property Records to the Indenture Trustee, the Indenture Trustee’s agent or the Indenture Trustee’s designee, as the case may be, at such place or places as the Indenture Trustee may designate, as soon as practicable.  Nothing in this Section 5.02(c) shall affect the obligation of the Servicer to observe any applicable law (including any APSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 5.02(c).

(d) Defending Storm Recovery Property Against Claims.  The Servicer agrees to take such legal or administrative actions, including without limitation defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Act or the Financing Order.  The costs of any action described in this Section 5.02(d) shall be payable from SRC Collections as an Operating Expense in accordance with the Indenture (and shall not be deemed to constitute a portion of the Servicing Fee).  The Servicer’s obligations pursuant to this Section 5.02(d) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

(e) Additional Litigation to Defend Storm Recovery Property.  In addition to the above, the Servicer shall, at its own expense, institute any action or proceeding necessary to compel performance by the APSC or the State of Arkansas of any of their respective obligations or duties under the Securitization Act or the Financing Order with respect to the Storm Recovery Property.  In any proceedings related to the exercise of the power of eminent domain by any municipality to acquire a portion of EAI’s electric distribution facilities, the Servicer shall assert that the court ordering such condemnation must treat such municipality as a successor to EAI under the Securitization Act and the Financing Order.  The costs of any action described in this Section 5.02(e) shall be payable from SRC Collections as an Operating Expense in accordance with the Indenture (and shall not be deemed to constitute a portion of the Servicing Fee).  The Servicer’s obligations pursuant to this Section 5.02(e) shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 5.03. Custodian’s Indemnification

.  The Servicer as custodian shall indemnify the Issuer, the Independent Managers and the Indenture Trustee (for itself and for the benefit of the Holders) and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such Person from and against, any and all liabilities, obligations, losses, damages, payments and claims, and reasonable costs or expenses, of any kind whatsoever (collectively, “Losses”) that may be imposed on, incurred by or asserted against each such Person as the result of any negligent act or omission in any way relating to the maintenance and custody by the Servicer, as custodian, of the Storm Recovery Property Records; provided, however, that the Servicer shall not be liable for any portion of any such amount resulting from the willful misconduct, bad faith or negligence of the Issuer, the Independent Managers or the Indenture Trustee, as the case may be.

Indemnification under this Section 5.03 shall survive resignation or removal of the Indenture Trustee or any Independent Manager and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

SECTION 5.04. Effective Period and Termination

.  The Servicer’s appointment as custodian shall become effective as of the Closing Date and shall continue in full force and effect until terminated pursuant to this Section 5.04.  If the Servicer shall resign as Servicer in accordance with the provisions of this Agreement or if all of the rights and obligations of the Servicer shall have been terminated under Section 7.01, the appointment of the Servicer as custodian shall be terminated effective as of the date on which the termination or resignation of the Servicer is effective.  Additionally, if not sooner terminated as provided above, the Servicer’s obligations as Custodian shall terminate one year and one day after the date on which no Storm Recovery Bonds are Outstanding.

SECTION 5.05. Alternative Energy Suppliers

.  So long as any of the Storm Recovery Bonds are Outstanding, if there is a fundamental change in the regulation of public utilities which permits an alternative energy supplier to sell electric service to a customer using the transmission or distribution system of EAI (an “AES”) the Servicer shall take reasonable efforts to assure that such AES bills or collects Storm Recovery Charges on behalf of the Issuer unless required by applicable law or regulation and, to the extent permitted by applicable law or regulation, the Rating Agency Condition is satisfied.  If an AES does bill or collect Storm Recovery Charges on behalf of the Issuer, upon the reasonable request of the Issuer, the APSC, the Indenture Trustee, or any Rating Agency, the Servicer shall take reasonable steps to assure that such an AES provides to the Issuer, the APSC, the Indenture Trustee or the Rating Agencies, as the case may be, any public financial information in respect of such AES, or any material information regarding the Storm Recovery Property to the extent it is reasonably available to such AES, as may be reasonably necessary and permitted by law for the Issuer, the APSC, the Indenture Trustee or the Rating Agencies to monitor such AES' performance hereunder.  In addition, so long as any of the Storm Recovery Bonds are Outstanding, the Servicer will use commercially reasonable efforts to ensure that such AES provide to the Issuer and to the Indenture Trustee, within a reasonable time after written request therefor, any information available to the AES or reasonably obtainable by it that is necessary to calculate the Storm Recovery Charges.

ARTICLE VI

THE SERVICER

SECTION 6.01. Representations and Warranties of Servicer

.  The Servicer makes the following representations and warranties, as of the Closing Date and as of such other dates as expressly provided in this Section 6.01, on which the Issuer and the Indenture Trustee are deemed to have relied in entering into this Agreement relating to the servicing of the Storm Recovery Property.  The representations and warranties shall survive the execution and delivery of this Agreement, the sale of any Storm Recovery Property and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

(a) Organization and Good Standing.  The Servicer is duly organized and validly existing and is in good standing under the laws of the State of Arkansas, with the requisite corporate or other power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of this Agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the Storm Recovery Property and to hold the Storm Recovery Property Records as custodian.

(b) Due Qualification.  The Servicer is duly qualified to do business and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Storm Recovery Property as required by this Agreement) shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Servicer’s business, operations, assets, revenues or properties or to its servicing of the Storm Recovery Property).

(c) Power and Authority.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Servicer under its organizational or governing documents and laws.

(d) Binding Obligation.  This Agreement constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer  in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law.

(e) No Violation.  The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Servicer, or any indenture or other agreement or instrument to which the Servicer is a party or by which it or any of its property is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than any Lien that may be granted under the Basic Documents or any Lien created pursuant to Section 23-18-907 of the Securitization Act); nor violate any existing law or any existing order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or its properties.

(f) No Proceedings.  There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened, before any Governmental Authority having jurisdiction over the Servicer or its properties involving or relating to the Servicer or the Issuer or, to the Servicer’s knowledge, any other Person: (i) asserting the invalidity of this Agreement or any of the other Basic Documents, (ii) seeking to prevent the issuance of the Storm Recovery Bonds or the consummation of any of the transactions contemplated by this Agreement or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Storm Recovery Bonds or (iv) seeking to adversely affect the federal income tax or state income or franchise tax classification of the Storm Recovery Bonds as debt.

(g) Approvals.  No approval, authorization, consent, order or other action of, or filing with, any Governmental Authority is required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated hereby or the fulfillment by the Servicer of the terms hereof, except those that have been obtained or made, those that the Servicer is required to make in the future pursuant to Article IV and those that the Servicer may need to file in the future to continue the effectiveness of any financing statement filed under the UCC.

(h) Reports and Certificates.  Each report and certificate delivered in connection with an Issuance Report Letter or delivered in connection with any filing made to the APSC by the Issuer with respect to the Storm Recovery Charges or True-Up Adjustments will constitute a representation and warranty by the Servicer that each such report or certificate, as the case may be, is true and correct in all material respects; provided, however, that to the extent any such report or certificate is based in part upon or contains assumptions, forecasts or other predictions of future events, the representation and warranty of the Servicer with respect thereto will be limited to the representation and warranty that such assumptions, forecasts or other predictions of future events are reasonable based upon historical performance (and facts known to the Servicer on the date such report or certificate is delivered).

SECTION 6.02. Indemnities of Servicer; Release of Claims

.  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

(b) The Servicer shall indemnify the Issuer, the Indenture Trustee (for itself and for the benefit of the Holders), and the Independent Managers and each of their respective trustees, officers, directors, employees and agents (each, an “Indemnified Person”) for, and defend and hold harmless each such Person from and against, any and all Losses imposed on, incurred by or asserted against any such Person as a result of (i) the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under this Agreement or its reckless disregard of its obligations and duties under this Agreement, (ii) the Servicer’s breach of any of its representations and warranties contained in this Agreement or (iii) any litigation or related expenses relating to the Servicer’s status or obligations as Servicer (other than any proceeding the Servicer is required to institute under the Servicing Agreement), except to the extent of Losses either resulting from the willful misconduct, bad faith or gross negligence of such Person seeking indemnification hereunder or resulting from a breach of a representation or warranty made by such Person seeking indemnification hereunder in any of the Basic Documents that gives rise to the Servicer’s breach.

(c) For purposes of Section 6.02(b), in the event of the termination of the rights and obligations of EAI (or any successor thereto pursuant to Section 6.03) as Servicer pursuant to Section 7.01, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 7.02.

(d) Indemnification under this Section 6.02 shall survive any repeal of, modification of, or supplement to, or judicial invalidation of, the Securitization Act or the Financing Order and shall survive the resignation or removal of the Indenture Trustee or any Independent Manager or the termination of this Agreement and shall include reasonable out-of-pocket fees and expenses of investigation and litigation (including reasonable attorney’s fees and expenses).

(e) Except to the extent expressly provided in this Agreement or the other Basic Documents (including the Servicer’s claims with respect to the Servicing Fee, reimbursement for any Excess Remittance, reimbursement for costs incurred pursuant to Section 5.02(d) and the payment of the purchase price of Storm Recovery Property), the Servicer hereby releases and discharges the Issuer, the Independent Managers, and the Indenture Trustee and each of their respective officers, directors and agents (collectively, the “Released Parties”) from any and all actions, claims and demands whatsoever, whenever arising, which the Servicer, in its capacity as Servicer or otherwise, shall or may have against any such Person relating to the Storm Recovery Property or the Servicer’s activities with respect thereto other than any actions, claims and demands arising out of the willful misconduct, bad faith or gross negligence of the Released Parties.

(f) Promptly after receipt by an Indemnified Person of notice (or, in the case of the Indenture Trustee, receipt of notice by a Responsible Officer only) of the commencement of any action, proceeding or investigation, such Indemnified Person shall, if a claim in respect thereof is to be made against the Servicer under this Section 6.02, notify the Servicer in writing of the commencement thereof.  Failure by an Indemnified Person to so notify the Servicer shall relieve the Servicer from the obligation to indemnify and hold harmless such Indemnified Person under this Section 6.02 only to the extent that the Servicer suffers actual prejudice as a result of such failure. With respect to any action, proceeding or investigation brought by a third party for which indemnification may be sought under this Section 6.02, the Servicer shall be entitled to conduct and control, at its expense and with counsel of its choosing that is reasonably satisfactory to such Indemnified Person, the defense of any such action, proceeding or investigation (in which case the Servicer shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Indemnified Person except as set forth below); provided that the Indemnified Person shall have the right to participate in such action, proceeding or investigation through counsel chosen by it and at its own expense. Notwithstanding the Servicer’s election to assume the defense of any action, proceeding or investigation, the Indemnified Person shall have the right to employ separate counsel (including local counsel), and the Servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the Indemnified Person and the Servicer and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Servicer, (ii) the Servicer shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person within a reasonable time after notice of the institution of such action, (iii) the Servicer shall authorize the Indemnified Person to employ separate counsel at the expense of the Servicer or (iv) in the case of the Indenture Trustee, such action exposes the Indenture Trustee to a material risk of criminal liability or forfeiture or a Servicer Default has occurred and is continuing.  Notwithstanding the foregoing, the Servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the Indemnified Persons other than one local counsel, if appropriate.

SECTION 6.03. Merger or Other Succession to, and Assumption of, the Obligations of the Servicer

.  Any Person:

(a) into which the Servicer may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Servicer,

(b) which results from the division of the Servicer into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Servicer,

(c) which may result from any merger or consolidation to which the Servicer shall be a party and which succeeds to all or the major part of the electric distribution business of the Servicer,

(d) which may succeed to the properties and assets of the Servicer substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Servicer, or

(e) which may otherwise succeed to all or the major part of the electric distribution business of the Servicer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be a Successor Servicer hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however that:

(i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 6.01 shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing;

(ii) the Servicer shall have delivered to the Issuer, the APSC, the Trustee and the Rating Agencies an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, division, sale, transfer or other succession and such agreement of assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with;

(iii) the Servicer shall have delivered to the Issuer, the Trustee, the APSC and the Rating Agencies an Opinion of Counsel stating that, in the opinion of such counsel, either:

(A) all filings to be made by the Servicer, including filings under the Statute and the UCC, that are necessary fully to preserve and protect the interests of the Trustee in the applicable Storm Recovery Property have been executed and filed and reciting the details of such filings, or

(B) no such action is necessary to preserve and protect such interests; and

(iv) the Servicer shall have delivered to the Issuer, the Indenture Trustee, the Rating Agencies and the APSC an Opinion of Counsel from Independent tax counsel stating that, for federal income tax purposes, notwithstanding such consolidation, merger, division, sale, transfer or other succession and such agreement of assumption, (a) the Issuer will not be subject to tax as an entity separate from its sole owner, (b) the Storm Recovery Bonds will be treated as debt of the Issuer’s sole owner, and (c) the Storm Recovery Bonds will not be treated as transferred in a taxable exchange; and

(v) the Servicer shall have given the Rating Agencies prior written notice of such transaction.

The Servicer shall not consummate any transaction referred to in clauses (a), (b), (c), (d), or (e) above except upon execution of the above-described agreement of assumption and compliance with subclauses (i), (ii), (iii), and (iv) of clause (e) above.  When any Person acquires the properties and assets of the Servicer substantially as a whole and becomes the successor to the Servicer in accordance with the terms of this Section 6.03, then upon the satisfaction of all of the other conditions of Section 5.04 and of this Section 6.03, the Servicer shall automatically and without further notice be released from its obligations hereunder.

SECTION 6.04. Limitation on Liability of Servicer and Others

.  Except as otherwise provided under this Agreement, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Issuer or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or for good faith errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on the advice of counsel reasonably acceptable to the Indenture Trustee or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising under this Agreement.

Except as provided in this Agreement, including but not limited to Sections 5.02(d) and (e), the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action relating to the Storm Recovery Property that is not directly related to one of the Servicer’s enumerated duties in this Agreement or related to its obligation to pay indemnification, and that in its reasonable opinion may cause it to incur any expense or liability; provided, however, that the Servicer may, in respect of any Proceeding, undertake any action that it is not specifically identified in this Agreement as a duty of the Servicer but that the Servicer reasonably determines is necessary or desirable in order to protect the rights and duties of the Issuer or the Indenture Trustee under this Agreement and the interests of the Holders and Customers under this Agreement.  The Servicer’s costs and expenses incurred in connection with any such proceeding shall be payable from SRC Remittances as an Operating Expense in accordance with the Indenture (and shall not be deemed to constitute a portion of the Servicing Fee).  The Servicer’s obligations pursuant to this Section 6.04 shall survive and continue notwithstanding that payment of such Operating Expense may be delayed pursuant to the terms of the Indenture (it being understood that the Servicer may be required initially to advance its own funds to satisfy its obligations hereunder).

SECTION 6.05. EAI Not to Resign as Servicer

.  Subject to the provisions of Section 6.03, EAI shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement unless EAI delivers to the Indenture Trustee and the APSC an opinion of Independent counsel to the effect that EAI’s performance of its duties under this Agreement shall no longer be permissible under applicable law.  No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of EAI in accordance with Section 7.02.

SECTION 6.06. Servicing Compensation

.  (a) In consideration for its services hereunder, until the Retirement of the Storm Recovery Bonds, the Servicer shall receive an annual fee (the “Servicing Fee”) in an amount equal to (i) $145,000 for so long as EAI or an Affiliate of EAI is the Servicer or (ii) if EAI or any of its Affiliates is not the Servicer, an amount agreed upon by the Successor Servicer and the Issuer, provided that such amount shall not exceed 1.25% of the aggregate initial principal amount of all Outstanding Storm Recovery Bonds unless (A) the Rating Agency Condition is satisfied and (B) the amount is approved by the APSC. The Servicing Fee shall be paid semi-annually with half of the Servicing Fee being paid on each Payment Date.  The Servicer also shall be entitled to retain as additional compensation any interest earnings on SRC Payments received by the Servicer and invested by the Servicer prior to remittance to the Collection Account; provided, however, that if the Servicer has failed to remit the Daily Remittance to the General Subaccount of the Collection Account on or before the Servicer Business Day that such payment is to be made pursuant to Section 6.11 on more than three (3) occasions during any twelve month period that the Storm Recovery Bonds are Outstanding, then thereafter the Servicer will be required to pay to the Indenture Trustee interest on each Daily Remittance accrued at the Federal Funds Rate from the Servicer Business Day on which such Daily Remittance was required to be made to the date that such Daily Remittance is actually made.

(b) The Servicing Fee set forth in Section 6.06(a) shall be paid to the Servicer by the Indenture Trustee, on each Payment Date in accordance with the priorities set forth in Section 8.02(e) of the Indenture, by wire transfer of immediately available funds from the Collection Account to an account designated by the Servicer.  Any portion of the Servicing Fee not paid on any such date should be added to the Servicing Fee payable on the subsequent Payment Date.  In no event shall the Indenture Trustee be liable for the payment of any Servicing Fee or other amounts specified in this Section 6.06; provided that this Section 6.06 does not relieve the Indenture Trustee of any duties it has to allocate funds for payment for such fees under Section 8.02 of the Indenture.

(c) Except as expressly provided in Section 3.01(c), Section 3.04 and Section 5.02(d) and (e) of this Agreement, the Servicer shall be required to pay from its own account expenses incurred by the Servicer in connection with its activities hereunder (including any fees  to and disbursements by accountants, counsel, or any other Person (unless otherwise permitted to be recovered as provided in this clause (c)), any taxes imposed on the Servicer and any expenses incurred in connection with reports to Holders) out of the compensation retained by or paid to it pursuant to this Section 6.06, and shall not be entitled to any extra payment or reimbursement therefor.

(d) The foregoing Servicing Fees constitute a fair and reasonable price for the obligations to be performed by the Servicer.  Such Servicing Fee shall be determined without regard to the income of the Issuer and shall not be deemed to constitute distributions to the recipient of any profit, loss or capital of the Issuer.

SECTION 6.07. Compliance with Applicable Law

.  The Servicer covenants and agrees, in servicing the Storm Recovery Property, to comply in all material respects with all laws applicable to, and binding upon, the Servicer and relating to such Storm Recovery Property the noncompliance with which would have a material adverse effect on the value of the Storm Recovery Property; provided, however, that the foregoing is not intended to, and shall not, impose any liability on the Servicer for noncompliance with any Requirement of Law that the Servicer is contesting in good faith in accordance with its customary standards and procedures.

SECTION 6.08. Access to Certain Records and Information Regarding Storm Recovery Property

.  The Servicer shall provide to the Indenture Trustee access to the Storm Recovery Property Records as is reasonably required for the Indenture Trustee to perform its duties and obligations under the Indenture and the other Basic Documents, and shall provide access to such records to the Holders as required by applicable law.  Access shall be afforded without charge, but only upon reasonable request and during normal business hours at the respective offices of the Servicer.  Nothing in this Section 6.08 shall affect the obligation of the Servicer to observe any applicable law (including any APSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 6.08.

SECTION 6.09. Appointments

.  The Servicer may at any time appoint any Person to perform all or any portion of its obligations as Servicer hereunder; provided, however, that, unless such Person is an Affiliate of EAI, the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable under this Agreement for the servicing and administering of the Storm Recovery Property in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such Person and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Storm Recovery Property.  The fees and expenses of any such Person shall be as agreed between the Servicer and such Person from time to time and none of the Issuer, the Indenture Trustee, the Holders or any other Person shall have any responsibility therefor or right or claim thereto.  Any such appointment shall not constitute a Servicer resignation under Section 6.05.

SECTION 6.10. No Servicer Advances

.  The Servicer shall not make any advances of interest or principal on the Storm Recovery Bonds.

SECTION 6.11. Remittances

.  (a) The Servicer shall remit to the Trustee, for deposit into the General Subaccount of the Collection Account, SRC Payments received by the Servicer from or on behalf of Customers not later than the second Servicer Business Day following receipt of such Storm Recovery Charges (the “Daily Remittance”).  Prior to (or concurrent with) each Daily Remittance pursuant to this Section 6.11, the Servicer shall provide written notice to the Indenture Trustee of each such remittance (including the exact dollar amount to be remitted).  The Servicer shall also, promptly upon receipt, remit to the Collection Account any other proceeds of the Storm Recovery Bond Collateral which it may receive from time to time.

(b) The Servicer agrees and acknowledges that it holds all SRC Payments collected by it and any other proceeds for the Storm Recovery Bond Collateral received by it for the benefit of the Indenture Trustee and the Holders and that all such amounts will be remitted by the Servicer in accordance with this Section 6.11 without any surcharge, fee, offset, charge or other deduction except for late fees permitted by Section 6.06.  The Servicer further agrees not to make any claim to reduce its obligation to remit all SRC Payments collected by it in accordance with this Agreement except for late fees permitted by Section 6.06.

(c) Unless otherwise directed to do so by the Issuer, the Servicer shall be responsible for selecting Eligible Investments in which the funds in the Collection Account shall be invested pursuant to Section 8.03 of the Indenture.

SECTION 6.12. Maintenance of Operations

.  Subject to Section 6.03, EAI agrees to continue, unless prevented by circumstances beyond its control, to operate its electric transmission and distribution system to provide service (or, if transmission and distribution are split, to provide distribution service directly to its Customers) so long as it is acting as the Servicer under this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01. Servicer Default

.  If any one or more of the following events (a “Servicer Default”) shall occur and be continuing:

(a) any failure by the Servicer to remit to the Collection Account on behalf of the Issuer any required remittance that shall continue unremedied for a period of five (5) Business Days after written notice of such failure is received by the Servicer from the Issuer or the Indenture Trustee or after discovery of such failure by an officer of the Servicer; or

(b) any failure on the part of the Servicer or, so long as the Servicer is EAI or an affiliate thereof, any failure on the part of EAI, as the case may be, duly to observe or to perform in any material respect any covenants or agreements of the Servicer or EAI, as the case may be, set forth in this Agreement (other than as provided in clause (a) of this Section 7.01) or any other Basic Document to which it is a party, which failure shall (i) materially and adversely affect the rights of the Holders and (ii) continue unremedied for a period of sixty (60) days after the date on which (A) written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or EAI, as the case may be, by the Issuer (with a copy to the Indenture Trustee) or to the Servicer or EAI, as the case may be, by the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(c) any failure by the Servicer duly to perform its obligations under Section 4.01(b) of this Agreement in the time and manner set forth therein, which failure continues unremedied for a period of five (5) days; or

(d) any representation or warranty made by the Servicer in this Agreement or any Basic Document shall prove to have been incorrect when made, which has a material adverse effect on the Holders and which material adverse effect continues unremedied for a period of sixty (60) days after the date on which (A) written notice thereof, requiring the same to be remedied, shall have been delivered to the Servicer (with a copy to the Indenture Trustee) by the Issuer or the Indenture Trustee or (B) such failure is discovered by an officer of the Servicer; or

(e) an Insolvency Event occurs with respect to the Servicer or EAI;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, the Indenture Trustee shall upon the instruction of Holders evidencing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds, by notice then given in writing to the Servicer (and to the Indenture Trustee if given by the Holders) (a “Termination Notice”), terminate all the rights and obligations (other than the obligations set forth in Section 6.02 and the obligation under Section 7.02 to continue performing its functions as Servicer until a successor Servicer is appointed) of the Servicer under this Agreement.  In addition, upon a Servicer Default described in Section 7.01(a), the Holders and the Indenture Trustee as financing parties under the Securitization Act (or any of their representatives) shall be entitled to (i) apply to the Pulaski County (Arkansas) Circuit Court for sequestration and payment of revenues arising with respect to the Storm Recovery Property, (ii) foreclose on or otherwise enforce the lien and security interests in the Storm Recovery Property and (iii) apply to the APSC for an order that amounts arising from the Storm Recovery Charges be transferred to a separate account for the benefit of the Secured Parties, in accordance with the Securitization Act.  On or after the receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Storm Recovery Bonds, the Storm Recovery Property, the Storm Recovery Charges or otherwise, shall, without further action, pass to and be vested in such successor Servicer as may be appointed under Section 7.02; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such Termination Notice, whether to complete the transfer of the Storm Recovery Property Records and related documents, or otherwise.  The predecessor Servicer shall cooperate with the successor Servicer, the Issuer and the Indenture Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all Storm Recovery Property Records and all cash amounts that shall at the time be held by the predecessor Servicer for remittance, or shall thereafter be received by it with respect to the Storm Recovery Property or the Storm Recovery Charges.  As soon as practicable after receipt by the Servicer of such Termination Notice, the Servicer shall deliver the Storm Recovery Property Records to the successor Servicer.  In case a successor Servicer is appointed as a result of a Servicer Default, all reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred in connection with transferring the Storm Recovery Property Records to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 7.01 shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Termination of EAI as Servicer shall not terminate EAI’s rights or obligations under the Sale Agreement (except rights thereunder deriving from its rights as the Servicer hereunder).

SECTION 7.02. Appointment of Successor.

(a) Upon the Servicer’s receipt of a Termination Notice pursuant to Section 7.01 or the Servicer’s resignation or removal in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, and shall be entitled to receive the requisite portion of the Servicing Fee, until a successor Servicer shall have assumed in writing the obligations of the Servicer hereunder as described below.  In the event of the Servicer’s removal or resignation hereunder, the Indenture Trustee shall, at the written direction and with the consent of the Holders of at least a majority of the Outstanding Amount of the Storm Recovery Bonds, appoint a successor Servicer with the Issuer’s prior written consent thereto (which consent shall not be unreasonably withheld), and the successor Servicer shall accept its appointment by a written assumption in form reasonably acceptable to the Issuer and the Indenture Trustee and provide prompt written notice of such assumption to the Issuer and the Rating Agencies. If within thirty (30) days after the delivery of the Termination Notice, a new Servicer shall not have been appointed, the Indenture Trustee may petition the APSC or a court of competent jurisdiction to appoint a successor Servicer under this Agreement.  A Person shall qualify as a successor Servicer only if (i) such Person is permitted under APSC Regulations to perform the duties of the Servicer, (ii) the Rating Agency Condition shall have been satisfied, (iii) such Person enters into a servicing agreement with the Issuer having substantially the same provisions as this Agreement (as the Servicer of the Storm Recovery Bonds) and (iv) the APSC approves the appointment of such Person.  In no event shall the Indenture Trustee be liable for its appointment of a successor Servicer.  The Indenture Trustee’s expenses incurred under this Section 7.02(a) shall be at the sole expense of the Issuer and payable from the Collection Account as provided in Section 8.02 of the Indenture.

(b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer and shall be entitled to the Servicing Fee and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

SECTION 7.03. Waiver of Past Defaults

.  The Holders evidencing not less than a majority of the Outstanding Amount of the Storm Recovery Bonds may, on behalf of all Holders, direct the Indenture Trustee to waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collection Account in accordance with this Agreement.  Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 7.04. Notice of Servicer Default

.  The Servicer shall deliver to the Issuer, the Indenture Trustee, the APSC and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, written notice of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 7.01.

SECTION 7.05. Cooperation with Successor

.  The Servicer covenants and agrees with the Issuer that it will, on an ongoing basis, cooperate with the successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor Servicer in performing its obligations hereunder.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

SECTION 8.01. Amendment.

(a) This Agreement may be amended in writing by the Servicer and the Issuer with the prior written consent of the Indenture Trustee and the satisfaction of the Rating Agency Condition.  Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies and the APSC.

Prior to the execution of any amendment to this Agreement, the Issuer and the Indenture Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel of Independent counsel stating that such amendment is authorized or permitted by this Agreement and upon the Opinion of Counsel from Independent counsel referred to in Section 3.01(c)(i).  The Issuer and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties, indemnities or immunities under this Agreement or otherwise.

(b) Notwithstanding Section 8.01(a) or anything to the contrary in this Agreement, the Servicer and the Issuer may amend Annex I to this Agreement in writing with prior written notice given to the Indenture Trustee, the APSC and the Rating Agencies, but without the consent of the Indenture Trustee, any Rating Agency or any Holder; provided that any such amendment shall not have a material adverse effect on the Holders of then Outstanding Storm Recovery Bonds.

SECTION 8.02. Maintenance of Accounts and Records

.  (a) The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail to permit reconciliation between SRC Payments received by the Servicer and SRC Remittances from time to time deposited in the Collection Account.

(b) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours, upon reasonable notice to the Servicer and to the extent it does not unreasonably interfere with the Servicer’s normal operations, to inspect, audit and make copies of and abstracts from the Servicer’s records regarding the Storm Recovery Property and the Storm Recovery Charges.  Nothing in this Section 8.02(b) shall affect the obligation of the Servicer to observe any applicable law (including any APSC Regulation) prohibiting disclosure of information regarding the Customers, and the failure of the Servicer to provide access to such information as a result of such obligation shall not constitute a breach of this Section 8.02(b).

SECTION 8.03. Notices

.  Unless otherwise specifically provided herein, all demands, notices and communications upon or to the Servicer, the Issuer, the Indenture Trustee or the Rating Agencies under this Agreement shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented delivery service or, to the extent receipt is confirmed telephonically, sent by telecopy or other form of electronic transmission:

(a) in the case of the Servicer, to Entergy Arkansas, Inc., 425 West Capitol Avenue, Little Rock, Arkansas, 72201 Attention: President, Telephone: (501) 377-4000, Facsimile: (501) 377-5814;

(b) in the case of the Issuer, to Entergy Arkansas Restoration Funding, LLC at 425 West Capitol Avenue, 27th Floor, Little Rock, Arkansas, 72201, Attention: President, Telephone: (501) 377-5886, Facsimile: (501) 377-5814;

(c) in the case of the Indenture Trustee, to the Corporate Trust Office;

(d) in the case of the APSC, to Arkansas Public Service Commission, 1000 Center Street, Little Rock, Arkansas 72201,  Attention: Executive Director, telephone: (501) 682-2051, facsimile:  (501) 683-3670 and General Counsel, telephone: (501) 682-2047, Facsimile: (501) 682-5864;

(e) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, Telephone: (212) 553-3686, Facsimile: (212) 553-0573;

(f) in the case of Standard & Poor’s, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, 41st Floor, New York, New York 10041, Attention: Asset Backed Surveillance Department, Telephone: (212) 438-2000, Facsimile: (212) 438-2665;

(g) in the case of Fitch, to Fitch Ratings, One State Street Plaza, New York, NY 10004, Attention: ABS Surveillance, Telephone: (212) 908-0500, Facsimile: (212) 514-9879, and via email to Surveillance-ABS-Consumer@fitchratings.com; or

(h) as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

SECTION 8.04. Assignment

.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.03 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer.

SECTION 8.05. Limitations on Rights of Others

.  The provisions of this Agreement are solely for the benefit of the Servicer and the Issuer and, to the extent provided herein or in the Basic Documents, the Indenture Trustee and the Holders, and the other Persons expressly referred to herein, and such Persons shall have the right to enforce the relevant provisions of this Agreement.  Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Storm Recovery Property or Storm Recovery Bond Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 8.06. Severability

.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remainder of such provision (if any) or the remaining provisions hereof (unless such a construction shall be unreasonable), and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 8.07. Separate Counterparts

.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 8.08. Headings

.  The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 8.09. GOVERNING LAW

.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARKANSAS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8.10. Assignment to Indenture Trustee

.  (a) The Servicer hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee for the benefit of the Secured Parties pursuant to the Indenture of any or all of the Issuer’s rights hereunder and (b) in no event shall the Indenture Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates delivered pursuant hereto, as to all of which any recourse shall be had solely to the assets of the Issuer subject to the availability of funds therefor under Section 8.02 of the Indenture.

SECTION 8.11. Nonpetition Covenants

.  Notwithstanding any prior termination of this Agreement or the Indenture, the Servicer shall not, prior to the date which is one year and one day after the satisfaction and discharge of the Indenture, acquiesce, petition or otherwise invoke or cause the Issuer to invoke or join with any Person in provoking the process of any Governmental Authority for the purpose of commencing or sustaining an involuntary case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer or ordering the dissolution, winding up or liquidation of the affairs of the Issuer.

SECTION 8.12. Limitation of Liability

.   It is expressly understood and agreed by the parties hereto that this Agreement is executed and delivered by the Indenture Trustee, not individually or personally but solely as Indenture Trustee in the exercise of the powers and authority conferred and vested in it, and that the Indenture Trustee, in acting hereunder, is entitled to all rights, benefits, protections, immunities and indemnities accorded to it under the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ENTERGY ARKANSAS RESTORATION FUNDING, LLC, as Issuer

By: /s/ Steven C. McNeal Name: Steven C. McNeal Title: Vice President and Treasurer

ENTERGY ARKANSAS, INC., as Servicer

By: /s/Frank Williford Name: Frank Williford Title: Assistant Treasurer

ACKNOWLEDGED AND ACCEPTED:
The Bank of New York Mellon, as Indenture Trustee
By: /s/ Esther D. Antoine Name: Esther D. Antoine Title: Senior Associate

Signature Page to
Storm Recovery Property Servicing Agreement

EXHIBIT A

FORM OF MONTHLY SERVICER’S CERTIFICATE

See Attached.

EXHIBIT A

Monthly Servicer’s Certificate
(to be delivered each month pursuant to Section 3.01(b) of the Storm Recovery Property Servicing Agreement)

ENTERGY ARKANSAS RESTORATION FUNDING, LLC
Entergy Arkansas, Inc., as Servicer

Pursuant to the Storm Recovery Property Servicing Agreement dated as of August 18, 2010 (the “Storm Recovery Property Servicing Agreement”) between

Entergy Arkansas, Inc., as Servicer, and Entergy Arkansas Restoration Funding, LLC, as Issuer, the Servicer does hereby certify as follows:

For Month Ending  __________:

SRC Class Total	SRC Remittances During Month

Capitalized terms used herein have their respective meanings set forth in the Storm Recovery Property Servicing Agreement.

In WITNESS HEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Certificate the 25th day of __________,20__.

ENTERGY ARKANSAS, INC., as Servicer

By __________________________________________________________
Title: ________________________________________________________

EXHIBIT A

EXHIBIT B

FORM OF SEMI-ANNUAL SERVICER’S CERTIFICATE

Pursuant to Section 4.01(c)(ii) of the Storm Recovery Property Servicing Agreement, dated as of August 18, 2010 (the “Servicing Agreement”), between ENTERGY ARKANSAS, INC., as servicer and ENTERGY ARKANSAS RESTORATION FUNDING, LLC, the Servicer does hereby certify, for the ________, 20__ Payment Date (the “Current Payment Date”), as follows:

 Capitalized terms used herein have their respective meanings as set forth in the Indenture.  References herein to certain sections and subsections are references to the respective sections of the Servicing Agreement or the Indenture, as the context indicates.

1.	Allocation of SRC Remittances as of Current Payment Date allocable to principal and interest:

a)	Principal

i.	Tranche A

b)	Interest

i.	Tranche A

2.
Outstanding Amount of Bonds prior to, and after giving effect to the payment on the Current Payment Date and the difference, if any, between the Outstanding Amount specified in the Expected Amortization Schedule (after giving effect to payments to be made on such Payment Date under 1a) above) and the Principal Balance to be Outstanding (following payment on Current Payment Date):

a)	Principal Balance Outstanding (as of the date of this certification):

i.	Tranche A

b)	Principal Balance to be Outstanding (following payment on Current Payment Date):

i.	Tranche A

c)	Difference between (b) above and Outstanding Amount specified in Expected Amortization Schedule:

i.	Tranche A

3.	All other transfers to be made on the Current Payment Date, including amounts to be paid to the Indenture Trustee and to the Servicer:

a)	Operating Expenses

i.	Trustee Fees and Expenses: (subject to $1,000,000 cap on Indemnity Amounts per Section 8.02(e)(1))
ii.	Servicing Fee:
iii.	Administration Fee:
iv.	Other Operating Expenses:
v.	Total:

b)	Other Payments

i.	Operating Expenses (payable pursuant to Section 8.02(e)(4)):
ii.	Funding of Capital Subaccount (to required amount):
iii.	Interest Earnings on Capital Subaccount to Entergy Arkansas Restoration Funding:
iv.	Operating Expenses and Indemnity Amounts over $1,000,000 (payable pursuant to Section 8.02(e)(8)):
v.	Deposits to Excess Funds Subaccount:
vi.	Total:

4.	Estimated amounts on deposit in the Capital Subaccount and Excess Funds Subaccount after giving effect to the foregoing payments:

a)	Capital Subaccount

i.	Total:

b)	Excess Funds Subaccount

i.	Total:

EXHIBIT B

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Servicer’s Certificate this __ day of __________.

ENTERGY ARKANSAS, INC.,

as Servicer

By:

Name:

Title:

EXHIBIT A

EXHIBIT C-1

FORM OF SERVICER’S REGULATION AB COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of ENTERGY ARKANSAS, INC., as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of August 18, 2010 (the “Servicing Agreement”) between the Servicer and Entergy Arkansas Restoration Funding, LLC (the “Issuer”) and further that:

1.           The undersigned is responsible for assessing the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”).

2.           With respect to each of the Servicing Criteria, the undersigned has made the following assessment of the Servicing Criteria in accordance with Item 1122(d) of Regulation AB, with such discussion regarding the performance of such Servicing Criteria during the fiscal year covered by the Sponsor’s annual report on Form 10-K Report (such fiscal year, the “Assessment Period”):

	Servicing Criteria	Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Not applicable; no servicing activities were outsourced.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for pool assets are maintained.	Not applicable; documents do not provide for a back-up servicer.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Not applicable; APSC rules impose credit standards on EAI and any future retail electric providers who handle customer collections and govern performance requirements of utilities.
Cash Collection and Administration
1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Applicable
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Applicable, but no current assessment required; no advances by the Servicer are permitted under the transaction agreements.
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Applicable, but no current assessment is required since transaction accounts are maintained by and in the name of the Indenture Trustee.
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Applicable, but no current assessment required; all “custodial accounts” are maintained by the Indenture Trustee.
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Not applicable; all transfers made by wire transfer.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Applicable; assessment below.
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.
Applicable; assessment below.
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Applicable; assessment below.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Applicable
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Applicable; assessment below.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related documents.	Applicable; assessment below.
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	Applicable; assessment below.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Not applicable; no removals or substitutions of storm recovery property are contemplated or allowed under the transaction documents.
1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related transaction agreements.
Applicable; assessment below.
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not applicable; because underlying obligation (storm recovery charge) is not an interest bearing instrument
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Applicable; assessment below
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Applicable; assessment below.
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period any pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Applicable, but does not require assessment since no explicit documentation  requirement with respect to delinquent accounts are imposed under the transactional documents due to availability of “true-up” mechanism.

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	Not applicable; storm recovery charges are not interest bearing instruments.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.
Applicable; Servicer will maintain accounts in accordance with APSC rules and regulations.
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Not applicable; Servicer does not make payments on behalf of obligors.
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Not applicable; servicer cannot make advances of its own funds on behalf of customers under the transaction documents.
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Not applicable; servicer cannot make advances of its own funds on behalf of customers to pay principal or interest on the bonds.
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Applicable; assessment below.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable; no external enhancement is required under the transaction documents.

3.           To the best of the undersigned’s knowledge, based on such review, the Servicer is in compliance in all material respects with the applicable servicing criteria set forth above as of and for the period ending the end of the fiscal year covered by the Sponsor’s annual report on Form 10-K.  [If not true, include description of any material instance of noncompliance.]

Executed as of this ______________ day of _________________, ____.

ENTERGY ARKANSAS, INC.
By: ________________________________ Name: Title:

EXHIBIT C-1

EXHIBIT C-2

FORM OF CERTIFICATE OF COMPLIANCE

The undersigned hereby certifies that he/she is the duly elected and acting [__________] of Entergy Arkansas, Inc. as servicer (the “Servicer”) under the Storm Recovery Property Servicing Agreement dated as of August 18, 2010 (the “Servicing Agreement”) between the Servicer and Entergy Arkansas Restoration Funding, LLC (the “Issuer”) and further that:

1.           A review of the activities of the Servicer and of its performance under the Servicing Agreement during the twelve months ended [_______], [       ] has been made under the supervision of the undersigned pursuant to Section 3.03 of the Servicing Agreement; and

2.           To the best of the undersigned’s knowledge, based on such review, the Servicer has fulfilled all of its obligations in all material respects under the Servicing Agreement throughout the twelve months ended [________],[ _____], except as set forth on Annex A hereto.

Executed as of this ______________ day of _________________, ____.

ENTERGY ARKANSAS, INC.
By: ________________________________ Name: Title:

EXHIBIT C-2

ANNEX A
TO CERTIFICATE OF COMPLIANCE

LIST OF SERVICER DEFAULTS

The following Servicer Defaults, or events which with the giving of notice, the lapse of time, or both, would become Servicer Defaults known to the undersigned occurred during the year ended [__________]:

Nature of Default	Status

EXHIBIT C-2

ANNEX I

SERVICING PROCEDURES

The Servicer agrees to comply with the following servicing procedures:
SECTION 1. DEFINITIONS.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Storm Recovery Property Servicing Agreement (the “Agreement”).

(b) Whenever used in this Annex I, the following words and phrases shall have the following meanings:

“Applicable MDMA” means with respect to each Customer, any meter data management agent providing meter reading services for that Customer’s account.

“Billed SRCs” means the amounts of Storm Recovery Charges billed by the Servicer to Customers by the Servicer.

“Servicer Policies and Practices” means, with respect to the Servicer’s duties under this Annex I, the policies and practices of the Servicer applicable to such duties that the Servicer follows with respect to comparable assets that it services for itself and, if applicable, others.

SECTION 2. DATA ACQUISITION.

(a) Installation and Maintenance of Meters.  The Servicer shall cause to be installed, replaced and maintained meters in such places and in such condition as will enable the Servicer to obtain usage measurements for each Customer at least once every Billing Month.

(b) Meter Reading.  At least once each Billing Month, the Servicer shall obtain usage measurements for each Customer, either directly or if applicable, from the Applicable MDMA; provided, however, that the Servicer may estimate any Customer’s usage determined in accordance with applicable APSC Regulations.

(c) Cost of Metering.  The Issuer shall not be obligated to pay any costs associated with the routine metering duties set forth in this Section 2, including the costs of installing, replacing and maintaining meters, nor shall the Issuer be entitled to any credit against the Servicing Fee for any cost savings realized by the Servicer as a result of new metering and/or billing technologies.

SECTION 3. USAGE AND BILL CALCULATION.

The Servicer (a) shall obtain a calculation of each Customer’s usage (which may be based on data obtained from such Customer’s meter read or on usage estimates determined in accordance with applicable APSC Regulations) at least once each Billing Month; and (b) shall determine therefrom each Customer’s individual Storm Recovery Charges to be included on Bills issued by it to such Customer.

SECTION 4. BILLING.

The Servicer shall implement the Storm Recovery Charges no earlier than the first day of the first Billing Month following the Closing Date and shall thereafter bill each Customer for the respective Customer’s outstanding current and past due Storm Recovery Charges accruing through the date on which such Storm Recovery Charges may no longer be billed under the Tariff, all in accordance with the following:

(a) Frequency of Bills; Billing Practices.  In accordance with the Servicer’s then-existing Servicer Policies and Practices for its own charges, as such Servicer Policies and Practices may be modified from time to time, the Servicer shall generate and issue a Bill to each Customer for such Customers’ Storm Recovery Charges once every applicable Billing Month, at the same time, with the same frequency and on the same Bill as that containing the Servicer’s own charges to such Customers.  In the event that the Servicer makes any material modification to these practices, it shall notify the Issuer, the Indenture Trustee, and the Rating Agencies prior to the effectiveness of any such modification; provided, however, that the Servicer may not make any modification that will materially adversely affect the Holders.

(b) Format.

(i) Each Bill issued by the Servicer shall contain the charge corresponding to the respective Storm Recovery Charges owed by such Customer for the applicable Billing Month.  The Storm Recovery Charges shall be separately identified if required by and in accordance with the terms of the Financing Order and Tariff.  If such charges are not separately identified, the Servicer shall provide Customers with the annual notice required by Section 4.01(c)(iii)(B) of this Agreement.

(ii) The Servicer shall conform to such requirements in respect of the format, structure and text of Bills delivered to Customers in accordance with the Financing Order, the Tariff, other tariffs and any other APSC Regulations.  To the extent that Bill format, structure and text are not prescribed by the Securitization Act or by applicable APSC Regulations, the Servicer shall, subject to clause (i) above, determine the format, structure and text of all Bills in accordance with its reasonable business judgment, its Servicer Policies and Practices with respect to its own charges and prevailing industry standards.

(c) Delivery.  The Servicer shall deliver all Bills issued by it (i) by United States mail in such class or classes as are consistent with the Servicer Policies and Practices followed by the Servicer with respect to its own charges to its customers or (ii) by any other means, whether electronic or otherwise, that the Servicer may from time to time use to present its own charges to its customers.  The Servicer shall pay from its own funds all costs of issuance and delivery of all Bills, including but not limited to printing and postage costs as the same may increase or decrease from time to time.

SECTION 5. CUSTOMER SERVICE FUNCTIONS.

The Servicer shall handle all Customer inquiries and other Customer service matters according to the same procedures it uses to service Customers with respect to its own charges.

SECTION 6. COLLECTIONS; PAYMENT PROCESSING; REMITTANCE.

(a) Collection Efforts, Policies, Procedures.

(i) The Servicer shall use reasonable efforts to collect all Billed SRCs from Customers as and when the same become due and shall follow such collection procedures as it follows with respect to comparable assets that it services for itself or others, including with respect to the following:

(A)	The Servicer shall prepare and deliver overdue notices to Customers in accordance with applicable APSC Regulations and Servicer Policies and Practices.

(B)	The Servicer shall apply late payment charges to outstanding Customer balances in accordance with applicable APSC Regulations and as required by Section 6.06 of this Agreement.

(C)	The Servicer shall deliver verbal and written final notices of delinquency and possible disconnection in accordance with applicable APSC Regulations and Servicer Policies and Practices.

(D)	The Servicer shall adhere to and carry out disconnection policies and termination in accordance with the Securitization Act, applicable APSC Regulations and the Servicer Policies and Practices.

(E)
The Servicer may employ the assistance of collection agents to collect any past-due Storm Recovery Charges in accordance with applicable APSC Regulations and Servicer Policies and Practices and the Tariff.

(F)
The Servicer shall apply Customer payments to the payment of delinquent accounts in accordance with applicable APSC Regulations and Servicer Policies and Practices and according to the priorities set forth in Section 6(b) of this Annex I.

(ii) The Servicer shall not waive any late payment charge or any other fee or charge relating to delinquent payments, if any, or waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case unless such waiver or action: (A) would be in accordance with the Servicer’s customary practices or those of any successor Servicer with respect to comparable assets that it services for itself and for others; (B) would not materially adversely affect the rights of the Holders; and (C) would comply with applicable law; provided, however, that notwithstanding anything in the Agreement or this Annex I to the contrary, the Servicer is authorized to write off any Billed SRCs, in accordance with its Servicer Policies and Practices, that have remained outstanding for one hundred eighty (180) days or more.

(iii) The Servicer shall accept payment from Customers in respect of Billed SRCs in such forms and methods and at such times and places as it accepts for payment of its own charges.

(b) Payment Processing; Allocation; Priority of Payments.

(i) The Servicer shall post all payments received to Customer accounts as promptly as practicable, and, in any event, substantially all payments shall be posted no later than two (2) Business Days after receipt.  Any amounts collected by the Servicer that represent partial payments of the total Bill to a Customer shall be applied by the Servicer in the following order of priority: (1) to any amounts due with respect to Customer deposits, (2) to all electric service charges of EAI on the Bill other than Storm Recovery Charges, (3) to all Storm Recovery Charges on the Bill; and (4) to tax and remaining charges billed to the Customers.  Any amounts allocated to Storm Recovery Charge payments pursuant to (3) above shall be further allocated as follows: (A) first to amounts owed to the Issuer, EAI and any other affiliate of EAI which is owed “Storm Recovery Charges” as defined in Section 23-18-902(14) of the Securitization Act (excluding any late fees and interest charges), regardless of age, pro rata in proportion to their respective percentages of the total amount of their combined outstanding charges on such Bill; then (B) late payment charges associated with Storm Recovery Charges shall be paid to the Indenture Trustee.

(ii) The Servicer shall hold all over-payments for the benefit of the Issuer and EAI and shall apply such funds to future Bill charges in accordance with clause (i) as such charges become due.

(iii) For Customers on a Budget Billing Plan, the Servicer shall treat SRC Payments received from such Customers as if such Customers had been billed for their respective Storm Recovery Charges in the absence of the Budget Billing Plan; partial payment of a Budget Billing Plan payment shall be allocated according to clause (i) and overpayment of a Budget Billing Plan payment shall be allocated according to clause (ii).

(c) Accounts; Records.

The Servicer shall maintain accounts and records as to the Storm Recovery Property accurately and in accordance with its standard accounting procedures and in sufficient detail (i) to permit reconciliation between payments or recoveries with respect to the Storm Recovery Property and the amounts from time to time remitted to the Collection Account in respect of the Storm Recovery Property and (ii) to permit the SRC Payments held by the Servicer to be accounted for separately from the funds with which they may be commingled, so that the dollar amounts of SRC Payments commingled with the Servicer’s funds may be properly identified and traced.

(d) Investment of SRC Payments Received.

Prior to each Daily Remittance, the Servicer may invest SRC Payments received at its own risk and (except as required by applicable APSC Regulations) for its own benefit.  So long as the Servicer complies with its obligations under Section 6(c) of this Annex I, neither such investments nor such funds shall be required to be segregated from the other investment and funds of the Servicer.

(e) Remittances.

(i) The Issuer shall cause to be established the Collection Account in the name of the Indenture Trustee in accordance with the Indenture.

(ii) The Servicer shall make Daily Remittances to the Collection Account in accordance with Section 6.11 of the Agreement.

(iii) In the event of any change of account or change of institution affecting the Collection Account, the Issuer shall provide written notice thereof to the Servicer not later than five (5) Business Days from the effective date of such change.

ANNEX I

ANNEX II

FORM OF TRUE-UP REQUEST LETTER

[date]

[name]
Secretary
Arkansas Public Service Commission
1000 Center Street
Little Rock, Arkansas 72201-4314

Re:	Storm Recovery Costs Financing Order; Docket No. 10–008–U

Dear __________:

Pursuant to the Commission’s Financing Order  adopted on the 16th day of June, 2010, in the above-referenced Docket (the “Financing Order”), Entergy Arkansas, Inc. (“Company”), as servicer of the Storm Recovery Bonds, submits this filing for a mandatory [semi-annual] [quarterly] true-up adjustment to the Storm Recovery Charges. Any capitalized terms not defined herein shall have the meanings ascribed thereto in the Financing Order.

The Company has calculated the true-up adjustment in accordance with the methodology approved in the Financing Order.  Attachment 1 is the Company’s Rider SRC Attachment A which shows the resulting values of the Storm Recovery Charge rates for each rate class of customers, as calculated in accordance with such methodology.  The Company has attached its work papers showing the true-up calculation as Attachment 2.

Pursuant to the Financing Order, the Storm Recovery Charge rates shall go into effect on [insert date which is no earlier than 15 days subsequent to date of submission], which is the first day of the billing cycle of  ____, _____.  The Commission will have 15 days after the filing date in which to confirm the mathematical accuracy of the true-up adjustment to the Storm Recovery Charges.  Any mathematical correction to the true-up adjustment will be made in the next [semi-annual][quarterly] true-up adjustment filing and will not delay the effectiveness of the Storm Recovery Charges requested herein on the effective date set forth in this request.

Respectfully submitted, ENTERGY ARKANSAS, INC. By: ________________________________ Name: __________________________ Title: __________________________
Attachments

ANNEX II

ATTACHMENT 1

Rider SRC

Monthly billings to all EAI retail customers shall include Storm Recovery Charge amounts pursuant to the following rates applied to billed kilowatt-hours or kilowatts whether metered or unmetered:

Rate Class	Monthly Rate
Residential	$_______ per kWh
Small General Service	$_______ per kWh
Large General Service	$_______ per kW
Lighting	$_______ per kWh

ANNEX II

ATTACHMENT 2

[Work Papers]

ANNEX II